UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CHARRETTE DE CAFE, CORP.
             ______________________________________________________
             (Exact name of registrant as specified in its chapter)


          8018 East Santa Canyon Road, Suite 100-131, Anaheim, CA 92808
    ________________________________________________________________________
    (Address of Principal executive offices and principal place of business)


                            Telephone: (760) 832-4137


                             Ronald J. Stauber, Esq.
                        1880 Century Park East, Suite 300
                          Los Angeles, California 90067
                     _______________________________________
                     (Name and address of Agent for Service)


   Nevada                           5810                       75-3076339
_____________            ___________________________         ______________
  State of               Primary Standard Industrial          IRS Employer
Incorporation            Classification Code Number          Identification
                                                                   Number

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective for a three month period.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE
================================================================================
Title of class of      Amount          Proposed       Proposed       Amount of
securities to be       to be           maximum        maximum        registra-
aggregate              registered      offering       aggregate      tion Fee
                                       price per
                                       unit
________________________________________________________________________________

Common                 200,000         $ .10          $ 20,000       $  50.00
________________________________________________________________________________

Total Registration Fee                                               $ 50.00


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                            CHARRETTE DE CAFE, CORP.
                                                                            Page

     Item Number and Heading

1.   Front of the Registration Statement and
     Outside Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover
     Pages of Prospectus
3.   Summary Information and Risk Factors
4.   Use of Proceeds
5.   Determination of Offering Price
6.   Dilution
7.   Selling Security Holders                                               n/a
8.   Plan of Distribution
9.   Legal Proceedings
10.  Directors, Executive Officers,
     Promoters and Control Management
11.  Security Ownership of Certain
     Beneficial Owners and Management
12.  Description of Securities
13.  Interest of Named Experts and Counsel
14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities
15.  Organization Within Last Five Years
16.  Description of Business
17.  Plan of Operation
18.  Description of Property
19.  Certain Relationships and Related
     Transactions
20.  Market for Common Equity and Related
     Stockholder Matters
21.  Executive Compensation
22.  Financial Statements
23.  Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosure

Part II - Information Not Required in Prospectus

24.  Indemnification of Directors and Officers
25.  Other Expenses of Issuance and Distribution
26.  Recent Sales of Unregistered Securities
27.  Exhibits

                 THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

                                   PROSPECTUS

                            Charrette de Cafe, Corp.
                             (A Nevada Corporation)
                 8018 East Santa Ana Canyon Road, Suite 100-131
                            Anaheim, California 92808

                              Up to 200,000 shares
                         Offering Price: $0.10 Per share

                  This offering by Charrette de Cafe, Corp. (sometimes "Charrette") consists of a new issue of up to 200,000 common shares of Charrette at a price of $ 0.10 per share for a period of 3 months from the effective date of this prospectus.

                  THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION). THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY CHARRETTE BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF CHARRETTE AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

                      Price to                                Net Proceeds
                      Public          Commission(1)(2)        to Company(3)(4)
================================================================================

Per Share             $  0.10              $0.00                  $20,000
________________________________________________________________________________
Aggregate Sale        $20,000              $0.00                  $20,000
================================================================================

(1) Management of Charrette is selling the shares and will not receive a commission for any sale.
(2) The shares are being offered to prospective investors on a direct participation basis.
(3) The proceeds are stated before deduction of expenses related to the preparation of the offering which Charrette will pay. These expenses, as presently estimated, are not expected to exceed $8,850.00, and include our legal and accounting fees, transfer agents fees, filing fees, and printing costs. (See Use of Proceeds and Plan of Distribution.)
(4) No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by Charrette. (See Use of Proceeds).

                  The effective offering price per share exceeds the net tangible book value per share as at December 31, 2002, after giving effect to this offering by $ 0.07, representing 70% of the effective offering price per share. See "Dilution". An investment in the shares is speculative and subject to certain risk factors. See "Risk Factors".

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  During the offering period, we are required to update this Prospectus to reflect any facts or events arising after the effective date of this Registration Statement filed with the Securities and Exchange Commission that represents a fundamental change in the information set forth in the Registration Statement.

                  The date of this Prospectus is March __, 2003.

                                   PROSPECTUS


                                TABLE OF CONTENTS


Part I - Information Required in Prospectus

1.   Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover
     Pages of Prospectus
3.   Summary Information
     Risk Factors
4.   Use of Proceeds
5.   Determination of Offering Price
6.   Dilution
7.   Selling Security Holders
8.   Plan of Distribution
9.   Legal Proceedings
10.  Directors, Executive Officers,
     Promoters and Control Management
11.  Security Ownership of Certain
     Beneficial Owners and Management
12.  Description of Securities
13.  Interest of Named Experts and Counsel
14.  Disclosure of Commission Position
     on Indemnification
     for Securities Act Liabilities
15.  Organization Within Last Five Years
16.  Description of Business
17.  Plan of Operation
18.  Description of Property
19.  Certain Relationships and Related
     Transactions
20.  Market for Common Equity and Related
     Stockholder Matters
21.  Executive Compensation
22.  Financial Statements
23.  Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosure

                               SUMMARY INFORMATION

                  This is a summary and the information is selective, it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. It is only a summary. We urge you to read the entire prospectus carefully. Your attention is specifically called to the risk factors beginning on page 9 and the financial statements and the explanatory notes before making any investment decision.

Our Company:                Charrette de Cafe, Corp. ("Charrette") is a start-up
                            company, which has yet to commence operations. We were formed to enter into the retail specialty coffee market through the use of espresso carts to be located in gasoline-service stations.

Securities Offered:         200,000 shares (See "Description of Securities")

Offering Price Per
Share: $0.10 per common share in the capital stock of Charrette with a par value of $0.001 per share.

Offering:                   The shares are being offered by Charrette for a
                            period not to exceed three months from the effective date of this Prospectus, on a best efforts basis.
                            (See "Offering")

Net Proceeds:               Approximately $ 20,000 (See "Use of Proceeds")

Use of Proceeds:            Espresso Cart:             $   6,000
                            Offering Expense:          $   8,850
                            Equipment/Supplies:        $   1,150
                            General Corporate
                            Purposes:                  $   4,000
                                                       _________
                            Total:                     $  20,000
                                                       =========

Number of Shares of
the Common Stock
Outstanding
         Before the Offering:                          1,000,000
         Shares:                                         200,000
                                                       _________
         After the Offering:                           1,200,000

Risk Factors:               The securities offered in this Prospectus involve a
                            high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford to lose their entire investment.
                            Such risk factors include, among others, lack of operating history and limited resources, discretionary use of proceeds, no escrow of proceeds, and competition in selected area of business.


                         SELECTED FINANCIAL INFORMATION

Balance Sheet Data:                            Period End
                                               December 31, 2002

         Current Assets:                       20,000
         Other Assets:                              0
         Total Assets:                         20,000
         Total Liabilities:                         0
         Accumulated Loss:                          0
         Shareholder Equity:                   20,000

INCOME STATEMENT DATA:                         Period End
                                               December 31, 2002

         Total Income:                              0
         Total Expenses:                            0
         Net Profit (Loss):                         0

(See Financial Statements for complete and accurate financial information about Charrette)

                                  RISK FACTORS

                  THE PURCHASE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

                  Prior to investing in the shares, a prospective investor should consider carefully the following risks and highly speculative factors which may affect our business. In analyzing this offering, prospective investors should carefully consider, among other factors, the following:

1. As a start-up or development stage company, an investment in Charrette is considered a high risk investment whereby you could lose your entire investment.

                  We have just commenced operations and, therefore, we are considered a "start-up" or "development stage" company. We have not yet owned and/or operated an espresso cart. We will incur significant expenses in order to implement our business plan. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

2. Our working capital is limited and we will likely need to complete this offering in order to fully implement our business plan.

                  We have limited working capital on hand. Our ability to commence and continue operations and operate as a going concern is wholly contingent on the successful completion of this offering, it may depend on our ability to borrow funds from Sandra J. Andre and unrelated third parties, and the receipt of proceeds from the sale of our coffee products on commencement of operations. As of this date, we have generated no income and there can be no assurance that any such income will be forthcoming in the future.

3. The loss of Sandra J. Andre or our inability to attract and retain qualified personnel could significantly disrupt our business.

                  We are wholly dependent, at present, on the personal efforts and abilities of Sandra J. Andre, our sole officer and director. The loss of services of Sandra J. Andre will disrupt if not stop our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-qualified employees. Our inability to recruit and retain such individuals may delay the planned opening of espresso cart locations and or result in high employee turnover, which could have a material adverse effect on our business or results of operations once commenced.

4. We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may be negatively affected.

                  We have no operating history and, therefore, no revenues. We expect to incur losses during our first year of operation. There can be no assurances that we will achieve profitability in the future, or, if so, as to the timing or amount of any such profits. Further, any future revenues and operating results may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control. If we have a shortfall in revenues relative to our expenses, or if our expenses increase faster than our revenues, our business will be adversely affected. Important factors that could cause material fluctuations in our results include:

                 (a) our ability to successfully open an espresso cart location;
                 (b) our ability to attract and retain customers;
                 (c) our ability to maintain customer and location satisfaction for proposed product offerings;
                 (d) competition from other beverage vendors; and
                 (e) our ability to attract suitable employees.

                  We plan to use any revenues received to support the adding of additional espresso cart locations and to increase our sales and marketing. Many of the expenses associated with these activities (for example, costs associated with purchasing espresso carts and equipment and hiring employees) are relatively fixed in the short-term. We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

                  We expect that with this offering, we will have sufficient capital to meet our operating expenses for the next 6 months. After that time, we will either need to raise additional funds or realize additional revenue from our business activities to meet our cash requirements. There can be no guarantee that we will be successful in securing additional financing should the need arise.

5. Because we have no operating history, we may not be able to successfully manage our business or achieve profitability and it will be difficult for you to evaluate an investment in our stock and you may lose your entire investment.

                  Charrette was formed in July, 2002. We have had no operational history since inception. We face the challenge of successfully acquiring our first espresso cart, finding suitable locations for operation of our espresso cart, negotiating arrangements for using those locations, training and hiring suitable staff, as well as establishing operations. There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence. You may lose your entire investment do to our lack of experience.

6. Our industry is highly competitive and we may not have the resources to compete effectively and be profitable as a result you may lose your entire investment.

                  Our business and financial condition could be adversely affected by the highly competitive nature of the retail specialty coffee market that includes espresso coffee drinks. As a result we may never be profitable and you may lose your entire investment. Some if not most of our competitors have greater financial and marketing resources and brand name recognition. Our espresso coffee beverages will compete with a number of national and regional chains, franchise operators and local specialty coffee retailers such as Starbuck's Coffee, SBC and Peet's Coffee & Tea as well as other lesser know companies. Nationally, coffee manufacturers such as Kraft, General Foods, Proctor and Gamble, and Nestle distribute coffee products in supermarkets and convenience stores, which may serve as substitutes for our espresso and coffee drinks. Our espresso coffee beverages compete directly against all restaurant and beverage outlets that serve coffee and a growing number of espresso stands, carts, and stores. Motorized food vending trucks will compete directly with us. Our coffee beverages also compete indirectly against all other coffees on the market. We believe that our customers will choose us primarily on the basis of product quality, service and convenience, and, to a lesser extent, on price. The performance of our espresso carts may also be affected by factors such as traffic patterns and the type, number and proximity of competing retailers of espresso and coffee products.

7. Our dependence on the sale of coffee products and lack of diversification may affect the success of our business if there is insufficient demand for these products.

                  Our proposed business will be centered on the sale of coffee beverages: espresso, cappuccino, coffee and teas. We have yet to open an espresso cart location. We expect that approximately three-fourths of our revenue will be derived from the sale of coffee beverages once we are operational.

                  If there is insufficient demand or a decrease in demand for coffee beverages where our espresso cart(s) are located our business, operating results and financial condition will suffer. Health concerns with respect to coffee, seasonal variation and adverse economic or other conditions could all result in a Decrease in coffee consumption.

8. Our supply costs may be higher than we expect because of fluctuations in availability and cost of roasted coffee.

                  We do not intend to roast any of our own coffees. Instead, we will enter into supply agreements with third parties. At this time we have no established supply relationships. We may be unable to enter into supply contracts with third parties to supply high quality roasted beans. There is no assurance that we will be able to establish a suitable supply relationship for roasted coffee or, if established, that such sources of supply would be able to provide us with the quantities or the quality of roasted beans that we may require. Our inability to enter into a suitable supply agreement could have a material adverse effect on our business.

                  Any supplier from whom we might purchase coffee is subject to volatility in the supply and price of green coffee beans. Although most coffee trades in the commodity market, coffee of the quality sought by us tends to trade on a negotiated basis at a substantial premium above commodity coffee pricing, depending on the supply and demand at the time of purchase. Supply and price can be affected by many factors such as weather, politics and economics in the producing countries. At various times, organizations such as the International Coffee Organization and other groups such as the Association of Coffee Producing Countries have attempted to reach agreements or take actions that would cause prices to rise.

                  Although we will be an insignificant customer of the coffee supplier, to the supplier, coffee prices can be extremely volatile. We believe that increases in the cost of our purchased coffee can, to a certain extent, be passed through to our customers in the form of higher prices for beans and beverages sold in our espresso carts. We believe that our customers will accept reasonable price increases made necessary by increased costs. Our ability to raise prices, however, may be limited by competitive pressures if other major espresso coffee retailers do not raise prices in response to increased coffee prices. Although we believe we have a sufficient profit margin in our proposed pricing to absorb an increase in coffee prices, our inability to pass through higher coffee prices in the form of higher retail prices for beans and beverages could have an adverse effect on us. Alternatively, if coffee prices remain too low, there could be adverse impacts on the level of supply and quality of coffees available from producing countries, which could have a material adverse effect on our business efforts.

9. Compliance with health and other government regulations applicable to us could have a material adverse effect on our business, financial condition and results of operations.

                  The coffee cart business is subject to various local, state and federal governmental regulations, standards and other requirements for food storage, preparation facilities, food handling procedures and labor standards. We are also subject to license and permit requirements relating to health and safety. If we encounter difficulties in obtaining any necessary licenses or permits or complying with these ongoing and changing regulatory requirements we may have difficulty or may not even be able to open our coffee cart business. The occurrence of any of these problems could materially harm the success of our business and result in the entire loss of your investment.

10. Sandra J. Andre, our sole director and officer, will only devote part time efforts to our business due to her involvement in other business interests.

                  The amount of time which Sandra J. Andre, our sole officer and director will devote to our business will be limited. Sandra J. Andre also serves as an officer, director, shareholder and/or partner in a variety of businesses. Thus, there exists potential conflicts of interest including, among other things, time and effort with such other business entities. Currently, Sandra J. Andre is not involved in any other entity, which is engaged in a similar business as Charrette. Sandra J. Andre will not spend full time operating our business. This may cause delays in the implementation of our business plan.

11. Sandra J. Andre will continue to influence matters affecting us after this offering, which may conflict with your interests.

                  After giving effect to this offering, Sandra J. Andre, the sole director and officer of Charrette will beneficially own approximately 80% of the outstanding shares of common stock of Charrette, depending on the number of shares sold in this offering. As a result of this stock ownership, Sandra J. Andre will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change-in-control of Charrette that might be otherwise beneficial to stockholders.

12. Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

                  We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Sandra J. Andre, our sole director and officer, will be selling these shares and she has no prior experience in selling shares. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

13. You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

                  We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by Charrette. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

14. We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering.

                  The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of Charrette and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.


15. You may not be able to resell any shares you purchased in this offering.

                  There is no trading market for our common stock at present and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket our common stock. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

16. Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

                  The shares, if all are sold, being offered in this prospectus represents 83% of our total issued and outstanding shares on a fully-diluted basis. If you invest in our shares, your interest will be diluted to the extent of the differences between the price per share you pay for the common stock of $0.10 per share and the pro forma as adjusted net tangible book value per share which would be $0.05 at the time of sale which is a dilution of over 50% of your investment. We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

17. Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

                  We currently have 1,000,000 shares of common stock issued and outstanding, all of which is held by Sandra J. Andre, our sole officer and director. These shares are considered restricted securities pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. These shares are, or in the near future, may be available for sale under exemptions from registration. Future sales of common stock by Sandra J. Andre under exemptions from registration or through a subsequent registered offering could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities. We are unable to predict the effect, if any, that market sales of these shares, or the availability of these shares for future sale, will have on the prevailing market price of our common stock at any given time.

18. Because our shares is considered a "penny stock," trading in it will be subject to the penny stock rules which could affect your ability to resell your shares in the market, if a market ever develops in the future.

                  Under this offering the shares are being offered at $0.10 per share. If a trading market for our common stock was to develop in the future, we believe the any market price would be well under $5.00 per share. Securities which trade below $5.00 per share are subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

                  The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.

19. We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

                  Future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund our proposed business plan. We may require additional financing. We may seek additional sources of capital, including an additional offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital or borrow funds required to effect our business plan, may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Some types of equity financing may be highly dilutive to our stockholders' interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

                                 USE OF PROCEEDS

                  We estimate that the net proceeds from this offering will be approximately $8,850, after deducting the offering expenses including our legal and accounting fees. It is anticipated such proceeds will be sufficient to proceed with the initial proposed project. The net proceeds of our offering will be deposited immediately into our corporate account to be utilized approximately as follows:


      Offering Expenses:

                  Securities and Exchange Commission
                           Registration Fee               $    50.00
                  Attorneys' Fees                           6,000.00
                  Accounting Fees                             500.00
                  Printing and Engraving                      500.00
                  Blue Sky Qualification Fees and Expenses    700.00
                  Miscellaneous                               300.00


                  Transfer Agent Fees                         500.00
                  Acquisition of Espresso Cart              6,000.00
                  Equipment/Supplies                        1,150.00
                  General Corporate Purposes:               4,000.00
                                                          __________
                            Total                         $20,000.00
                                                          ==========

                  While we currently intend to utilize the proceeds of this offering substantially as set forth above, we reserve the right to change such use if, in the judgment of the board of directors, such changes are advisable. At this time we believe this to be the best representation of the projected allocation of proceeds, and do not foresee any substantial deviation. In addition, contingencies may arise that may require us to obtain additional capital. These contingencies may include; higher than anticipated costs for a location; higher than anticipated cost for espresso cart(s); higher than anticipated wages for employees; the progress of our business development activities; and less than anticipated revenue resulting from our proposed operations.

                  Based on our operating plan, we believe that the net proceeds of this offering, together with available funds on hand and cash flow from future operations, will be sufficient to satisfy our immediate working capital requirements. Such belief is based upon certain assumptions, including assumptions as to our contemplated operations and business plan and economic and industry conditions. We cannot be certain that such resources will be sufficient for such purpose.

                  There is no minimum amount that must be sold in this offering. We may not be able to raise the funds we need to operate our business. If we receive no or nominal proceeds we will not remain as a viable going concern and you may lose your entire investment unless we are able to raise additional funding through other means. We intend to secure any additional financing we need through a bank loan or a loan from Sandra J. Andre.


                         DETERMINATION OF OFFERING PRICE

                  At present, there is no established public market for our shares and we have no market maker and/or investment banker advising us. The offering price and other terms and conditions relating to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price established for the shares.




                                    DILUTION

                  Prior to this offering and as of December 31, 2002, we had a total of 1,000,000 shares issued and outstanding and, a net tangible book value of approximately $13,640 or $0.0001 per share. Net tangible book value per share represents the amount of our tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding. Without taking into account any further adjustments in net tangible book value other than to give effect to the sale of the 200,000 shares offered hereby (after deduction of offering expenses) our pro forma net tangible book value at December 31, 2002, would have been $33,640 or $0.03 per share of our common stock representing an increase in net tangible book value to existing shareholders of $0.02 per share and a dilution of $0.07 per share to new investors.

   Public offering price per share:                     $0.10
   Net tangible book value, per share,
         before offering (1):                           $0.01
   Pro forma net tangible book value per
         share after offering (2):                      $0.03
   Increase per share attributable to new
         investors:                                     $0.02
   Dilution per share to new investors (3):             $0.07

                  (1) "Net tangible book value per share" is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Charrette (tangible assets less total liabilities).

                  (2) Since there can be no assurances as to how many, if any shares will be sold, the pro forma net tangible book value per share may vary from that set forth above after the offering.

                  (3) "Dilution" means the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the offering.

                  Sandra J. Andre, our current shareholder paid $0.02 per share for 1,000,000 shares of common stock of Charrette currently outstanding compared to the offering price of $0.10 per share to be paid by investors in this offering.

                  The following table shows our authorized and issued securities as of December 31, 2002, and what the amount outstanding is expected to be on the completion of this offering if all the shares being offered are sold.
                                                           Amount
Designation of     Amount         Amount Outstanding as    to be
Security           Authorized     of December 31, 2002     Outstanding

Shares of the
common stock,
$0.001 par
value              20,000,000     1,000,000                1,200,000


                              PLAN OF DISTRIBUTION

Investor Suitability Standards.

                  The purchase of the shares involves significant risks and is not a suitable investment for all potential investors.

                  For reasons described below and under "Risk Factors," the purchase of shares should be considered appropriate only for "sophisticated investors" interested in a long term investment and not for resale. A prospective investor, in determining whether a share is a suitable investment, should consider carefully that there will be a limited number of shares sold and that transferability of the underlying securities thereof may be limited for a time; no active public or secondary market will develop for the underlying securities. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other criteria of value. No assurance can be given that the shares will have a market value or that they can be resold at this price if and when an active secondary market might exist.

                  The economic benefit of an investment in the shares depends on our ability to successfully implement our business plan. The accomplishment of this goal may depend on, among other things, such investor's objectives and their ability to accept highly speculative risks, including the risk of total loss of his or her investment in the shares. Purchase of the shares is suitable only for persons of economic means who have adequate means of providing for their current needs, even if investment in the shares results in a total loss. Accordingly, no investor should purchase shares with funds, which they may need to convert to cash and for which they cannot bear the risk of loss.

            Charrette reserves the right to accept or reject any subscription to purchase shares.

The Offering.

                  We are offering up to 200,000 shares to the public, at a price of $ 0.10 per share, payable to us against delivery of certificates representing the shares. The offering price was arbitrarily determined by Sandra J. Andre. The offering is not subject to a minimum subscription level. The shares are being offered only to bona fide residents of states where the offering has been qualified to be made or an exemption from qualification is applicable. The acceptance of a subscription for shares is also subject to compliance with applicable federal and state securities laws and may be subject to the receipt of a legal opinion as to the validity of the shares being sold in this offering.

                  We will review all subscriptions immediately on receipt. If the subscription is not rejected by us or our legal counsel, the subscription will be accepted and the check for the purchase price will be deposited. If, for any reason, an investor is determined to be not suitable or if the subscription is rejected for any other reason, the investor's check will be promptly returned to the investor without interest and without deduction. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason.


No Escrow of Proceeds.

                  There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

No Broker Is Being Utilized in this Offering.

                  No broker has been retained by us for the sale of the shares. All sales will be made by personal contact by our sole officer and director, Sandra J. Andre. We do not presently intend to be mailing our prospectus to anyone or soliciting anyone who is not personally known by Sandra J. Andre or introduced to Sandra J. Andre and personally contacted by her. Although Sandra
J. Andre is an associated person of us as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, she is deemed not to be a broker for the following reasons:

                  (1) She is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

                  (2) The will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

                  (3) She is not an associated person of a broker or dealers at the time of her participation in the sale of our securities.

                  (4) She intends to actively be involved in the business of Charrette after the closing of this offering.

                  (5) She is not nor has her been a broker or dealer, or an associated person of a broker or dealer. And,

                  (6) She has not been involved in selling an offering of securities for Charrette or any issuer within the last 12 months.

Opportunity to Make Inquiries.

                  We will make available to each offeree, prior to any sale of shares, the opportunity to (1) ask questions of and receive answers from us concerning any aspect of the investment and (2) obtain any additional information necessary to verify the accuracy of the information contained in this prospectus, to the extent Charrette possesses such information or can acquire it without unreasonable effort or expense.

Procedures for Prospective Investors.

                  You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

                  You should make your check payable and return your subscription agreement to:

                  Charrette de Cafe, Corp.
                  8018 East Santa Ana Canyon Road, Suite 100-131
                  Anaheim, California 92808

                  Attention: Sandra J. Andre

                  If you have any questions about this offering, please call Sandra J. Andre at (760) 832 4133 during regular business hours.

Expiration Date.

                  The offering will continue until all shares offered in this offering are sold or three months after the effective date of this prospectus. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. We anticipate having one or more closings of this offering whenever we receive and accept new subscriptions.


                              BUSINESS OF CHARRETTE

History.

                  Charrette de Cafe, Inc. was incorporated in the State of Nevada on July 8, 2002.

                  We are in the development stage, a company that is in the early stages of starting an espresso cart business for the distribution of coffee and coffee related products.

Proposed Business of Charrette.

                  We were founded for the purpose of building a retail specialty coffee business that sells specialty coffee and espresso coffee drinks through company-owned and operated espresso carts. Our objective is to establish our carts at high volume gasoline service stations, a market that Management believes is not exploited at the current time.

                  Specialty coffee beverages include premium whole bean coffees and espresso based beverages (latte, espresso, cafe mocha, and cappuccino) or frozen and ice-blended coffee beverages. Specialty coffees are made from superior beans roasted to specifications that produce coffee with more flavor and consumer appeal.

Industry Overview.

                  The specialty coffee business in the United States is growing rapidly. The National Coffee Association of the United States estimates that total retail sales of specialty coffee through all distribution channels grown $5 billion since 1993 to a $18.5 billion in retail coffee sales last year. The

National Coffee Association further reports over the last year the popularity of espresso carts and kiosks has grown from 1% to 4.3% and Management believes espresso carts and kiosks will be one of the fastest growing distribution channels for specialty coffee drinks. Several factors have been attributed by media and industry sources to the recent increase in demand for specialty coffees. It is our opinion a high proportion of consumers in the United States now recognize and appreciate the difference in quality between instant and canned coffees and specialty coffees. The rapid expansion of Starbucks and other specialty coffee houses nationwide has also contributed to greater consumer awareness and appreciation of specialty coffees. In addition to increased consumer awareness and appreciation of specialty coffee, the rapid growth in the specialty coffee retail business has been attributed to an increased desire by consumers for a small indulgence. Coffee and specialty coffee drinks help consumers relax, manage stress and help them "get things done".


                                PLAN OF OPERATION

Our Charrette de Cafe - Our Espresso Cart and Coffee.

                  We will offer only the highest-quality espresso coffee based beverages, at the same time providing the service as quickly as possible, realizing the demand for espresso coffee drinks to people on the go. All types of espresso coffee drinks will be served, including cappuccino, lattes, iced coffee drinks and various types of premium blended and ground coffee beverages.

                  We will sell our espresso coffee drinks through company-owned and operated espresso carts. The small size of the carts, approximately four to six feet long, three feet deep and four feet high, enable the espresso carts to be located in non-traditional, key interception gasoline service station locations. The low cost and ease of relocation of these espresso carts, enables a short lead time from the setup to the delivery of espresso coffee drinks to the customer.

                  Standard equipment in an espresso cart includes a two-group espresso machine, two espresso grinders, a coffee brewer, blender, and cash register, and display rack for baked goods and other non-coffee items. The basic espresso cart will be finished in an upscale design. Espresso carts located outside gasoline service station will likely be open from 8 a.m. to 7 p.m. seven days per week. The espresso coffee cart is expected to be stored inside of the service station location during non operational periods of time. The typical staff per espresso cart will consist of two part-time employees. Each employee will be trained to be knowledgeable about espresso coffee drinks and gourmet coffee. Espresso cart operations will be service driven, with emphasis on personalized service while providing a quality product to the customer.

                  The espresso cart design will be upscale, emphasizing Charrette de Cafe, Corp. branding and style. The espresso cart design will reflect our principle position, of that of a local coffee company, representing the feel and the attitude of Southern California and the Pacific West Coast. The espresso carts are intended to be our own billboards as we open new locations. Point of sale signage, custom bags, boxes, cups, gift sets, products and literature with Charrette's distinctive name and logo are intended to increase name awareness and to portray Charrette's image in terms of color, layout, typeface, wording, graphics and display.

                  The cost of building, equipping an espresso cart and operating it for one year have been estimated as follows:

Acquired an espresso cart                   $ 6,000
One group espresso machine                      400
One express grinder                             350
One coffee brewer                               100
One blender                                     200
One cash register                               200
Two display racks                               100
Labor for one year                               - (1)
Rent or lease expenses (one year)                - (2)
Miscellaneous                                 3,800
                                            _______
                       Total cost:          $11,150
                                            =======

     (1) Labor costs will vary in accordance to how many espresso carts we are able to open. Sandra J. Andre is not an employee and will be providing her services at no cost to us during the start-up phase. We anticipate that we will hire part-time employees during the first year of operations.

     (2) Espresso cart vendors are sometimes charged a rental fee for placing a cart on private property. Rent charges vary considerably, and we expect that our rental fee will be a minimal flat fee or a variable fee based on a percentage of gross receipts.

Business Plan Implementation.

         Our business strategy is as follows.

     (1) Charrette will undertake an analysis marketing and demographic research to select espresso cart sites or acceptable espresso cart locations. This will entail communicating with owners of service stations, meeting with managers to determine ideal locations for the installation of espresso carts.

     (2) Design and outfit the first "test" espresso cart including merchandising sales material.

     (3) Open first espresso cart site. We will focus on the best way ensure that each espresso cart provides a consistent quality product and a superior level of customer service. This experience obtained in running this first espresso cart will serve as the basis for our operations procedural manual and as part of its marketing program as we will strive for increased exposure in the community.

     (4) Evaluate the operating success of the first espresso cart in first three months of from date of operation and fine tune operation procedures and future growth plans. Determine the number of feasible locations in which espresso carts will be placed.

     (5) Depending on the amount of capital resources available to us, during the next 12 months, we anticipate opening up to four additional espresso carts in the Los Angeles - the West Hollywood adjacent to Beverly Hills and Westwood areas. This number may not be realistic as it may not be possible to fund all new espresso carts with funds generated from sales. Therefore, we will have to give consideration to either debt financing or issuing more of its common stock.

                  To date, our efforts have been concentrated on the investigation and planning stages of our proposed business. Sandra J. Andre has gathered information about the specialty coffee industry and about espresso cart operations from the National Coffee Association of North America, the Specialty Coffee Association of America, the general media sources, espresso cart and machine manufacturers, the market segment specialization program of the IRS and various individuals. She has determined sources where to get the espresso cart, equipment and supplies and she had contacted the various city licensing offices for licensing and operational information. Sandra J. Andre has also looked for suitable locations for an espresso cart in West Hollywood and Beverly Hills, California and has cold called a number of service station owners to enquire about location opportunities. We have not entered into a contract to acquire an espresso cart although we have talked to several manufacturers about what new and used carts were available, terms and delivery times from date of order.

                  Our plans will require substantial capital investment. We estimate we will need a minimum of $20,000 over the next twelve months to implement our business strategy. We intend to pay for our expansion using cash generated from sales of operating espresso carts, capital stock, notes and/or assumption of indebtedness. There can be no assurance, however, that such financing will be available on terms satisfactory to us, if at all. Our failure to obtain sufficient additional capital in the future will limit or eliminate our ability to implement our business strategy. Future debt financings, if available, may result in increased interest and amortization expense, increased leverage, decreased income available to fund further acquisitions and expansion, and may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns.

                  Future equity financings may dilute the equity interest of existing stockholders.

Sales and Marketing.

                  We will identify the highest-visibility, traffic key market service station locations and acquire them where possible. The small size of the espresso carts and their free-standing nature enable the espresso carts to be installed in non-traditional locations.

                  We estimate the cost of acquiring a good location will be a monthly royalty at 5% of the espresso carts' sales or no charge, if we are perceived as a "customer" attraction for the service station. Expanding revenue in a non-traditional location, where revenue is not currently being generated, will create a "win-win" solution for the service station owner and us.


Competition.

                  The retain coffee drinking market is highly competitive in that there are a number coffee houses, kiosks and carts throughout the Los Angeles area all of which will compete with our business. Such names as Starbucks Coffee, Seattle Best Coffee, Peet's Coffee and Tea and Coffee Bean's are household names in Los Angeles and surrounding areas and command a great following. In addition, every restaurant serves coffee, theaters, sports facilities, hotels often provide free coffee in each of its guest rooms and nearly every office offers coffee to visitors while they either wait or are in a meeting. To compete against the well such known names of Starbucks Coffee, Seattle Best Coffee, Peet's Coffee and Tea and Coffee Bean will be difficult for us since these companies have a strong following of coffee drinkers and can offer, in the majority of cases, a place for their customers to sit while enjoying their coffee. In addition, they offer a wide variety of coffee drinks to satisfy every coffee taste. We will also be limited in the number of different coffee drinks we can offer.

                  Against smaller, localized operators, we will compete on the basis of location, specialization, quality service, branding and professional management. There can be no assurance that we will be able to establish our self in the Los Angeles coffee market by building a solid customer base.

                  We believe that the location of our espresso carts will be key to our success and development due to demographics, visibility and/or population density.

                  We also face intense competition for suitable espresso cart sites and for qualified personnel to operate our proposed espresso cart. There can be no assurance that we will be able to secure a site at acceptable rent levels or that we will be able to attract qualified workers.

Limited Operating History.

                  Since our inception we have never conducted any business. We have no operating history and, accordingly, there is only a limited basis on which to evaluate our prospects for achieving our intended business objectives. To date our activities have been limited to organizational activities and this offering. We have limited resources and minimal revenues to date.


Employees.

                  As at December 31, 2002, we did not have any employees either part time or full time. Sandra J. Andre is involved in the affairs of Charrette as required but she is not employed by us. Nevertheless, she was responsible for causing the incorporating of Charrette, developing our coffee concept, engaging the services of professionals to assist in our development, prepare documents as required and undertake other duties which are normally the responsibility of the executive officers of a company.

                  Charrette is not a party to any employment contracts or collective bargaining agreements. We do not believe we will have problem in attracting suitable employees.

Government Regulation.

                  We are subject to the general laws and regulations relating to the food service industry. There are no specific laws or regulations that govern the coffee industry as a whole, or coffee retailers specifically, that are materially different than other retail or wholesale food businesses.


                             DESCRIPTION OF PROPERTY

                  We neither own nor lease any real property. At present, offices are provided at no cost to Charrette by Sandra J. Andre the President and Chief Executive Officer of Charrette in Anaheim, California. This arrangement is expected to continue until such time as we become involved in a business venture, which necessitates our relocation, as to which no assurances can be given. We have no agreements with respect to the maintenance or future acquisition of office or coffee outlet facilities.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

                  The following tables set forth the ownership, as of December 31, 2002, of our common stock (a) by each person known by us to be the beneficial owner of more than five (5%) percent of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

                  (a)   Security Ownership of Certain Beneficial Owners.

                  The following table sets forth the security and beneficial ownership for each class of our equity securities any for any person who is known to be the beneficial owner of more than five (5%) percent of our outstanding common stock.

                                                                     Ownership
Title of                        No. of     Nature of     Current     After
Class        Name & Address     Shares     Ownership     % Owned     Offering(1)
________     ______________     ______     _________     _______     ___________

Common       Sandra J. Andre    1,000,000  Record        100%        83%
             1150 S.
             Tamarisk Drive
             Anaheim Hills,
             CA 92807

             (b)   Security Ownership of Officers and Directors.

                  The following table sets forth the ownership for each class of our equity securities owned beneficially and of record by all directors and officers.
                                                                     Ownership
Title of                        No. of     Nature of     Current     After
Class        Name & Address     Shares     Ownership     % Owned     Offering(1)
________     ______________     ______     _________     _______     ___________

Common       Sandra J. Andre    1,000,000  Record        100%        83%
             1150 S.
             Tamarisk Drive
             Anaheim Hills,
             CA 92807

             (c)   Changes in Control.

              There are currently no arrangements, which would result in a change in our control.

                  The name, age and positions of our current director, executive officers and key employee is:

         Name                Age         Position

         Sandra J. Andre     48          President, Chief
                                         Executive Officer,
                                         Secretary, Treasurer &
                                         Director

                  Sandra J. Andre is the President, Chief Executive Officer, Secretary and Treasurer of Charrette. From 1990 to 1995, she was the Vice-President and Chief Financial Officer of Plitt Amusement Company, Inc. From 1995 to 1996, she was the Chief Financial Officer of Lottery Enterprises, Inc., a manufacturer of instant lottery tickets and debit card dispensing technology. From 1996 to 2000 she was the Chief Financial Officer of Young Minds, Inc., a software development/retailer company. From 2000 to present she has been President of JEI, Inc. retail/distributor company for equipment in movie, theater and magic industries.

__________________
(1)      Giving effect to the sale and issuance of all of the shares hereby.

                  We intend to recruit and appoint additional directors and officers as needed who have the requisite complement of skills to successfully implement the business plans of Charrette. Currently we have no employees. We will recruit employees as we grow and develop.

                  The term of office of each director is one year or until his or her successor is elected at the annual meeting of Charrette and qualified. The term of office for each officer of Charrette is at the pleasure of the board of directors. The board of directors has no nominating, auditing or compensation committee. There are no arrangements or understandings between any of the officers or directors and any other persons pursuant to which such officer or director was selected as an officer or director.


                                 INDEMNIFICATION

                  Our articles of incorporation provide, in paragraph 12, the following:

                  No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                  Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

                  1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                           (a) By the stockholders;

                           (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                           (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                           (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                           (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                  The company has been informed that liability is not eliminated or limited unless the company includes the provision, like it has, in our original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions, which involve intentional misconduct, fraud, or a knowing violation of law. The company has also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions, which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. The company has also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority. Further, the company has been advised that the directors and officers will not be able to escape liability for violations of federal and state securities laws. See Item 14 above.


                            DESCRIPTION OF SECURITIES

                  The following description is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement which contains this prospectus.

Common Stock.

                  We are authorized to issue 25,000,000 shares of common stock $.001 par value. As of December 31, 2002, there were 1,000,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights.

                  Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

California Law.

                  Section 2115 of the California General Corporation law, however, provides that a corporation incorporated under the laws of a jurisdiction other than California, but which has more than one-half of its "outstanding voting securities" and which has a majority of its property, payroll and sales in California, based on the factors used in determining its income allocable to California on its franchise tax returns, may be required to provide cumulative voting until such time as the company has its shares listed on certain national securities exchanges, or designated as a national market security on NASDAQ (subject to certain limitations). Accordingly, holders of the our common stock may be entitled to one vote for each share of common stock held and may have cumulative voting rights in the election of directors. This means that holders are entitled to one vote for each share of common stock held, multiplied by the number of directors to be elected, and the holder may cast all such votes for a single director, or may distribute them among any number of all of the directors to be elected.

                  Our existing director who is also our sole shareholder will be able to elect all of the members of our board of directors even if Section 2115 is applicable.

Dividend Policy.

                  All shares of common stock are entitled to participate proportionally in dividends if our board of directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

                  Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

Shares Eligible for Future Sale.

                  The 1,000,000 shares of common stock owned by Sandra J. Andre may be eligible for future sale under Rule 144.

                  In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

                  In summary, Rule 144, as in full force and effect as of today, applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in nonpublic transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or nonrestricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11), if six conditions are met:

                  (1) Current public information must be available about the issuer unless sales are limited to those made by nonaffiliates after two years.

                  (2) When restricted securities are sold, generally there must be a one-year holding period.

                  (3) When either restricted or nonrestricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by non-affiliates.

                  (4) Except for sales of restricted securities made by nonaffiliates after two years, all sales must be made in brokers' transactions are defined in Section 4(4) of the 1933 Act, or a transaction directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended.

                  (5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.

                  (6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.


                  As a result of the provisions of Rule 144, certain of the restricted securities owned by Sandra Andre could be available for sale in a public market, if developed, beginning approximate one year after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Transfer Agent.

                  We have appointed Pacific Stock Transfer Company 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119 as transfer agent for our shares of the common stock.

CUSIP Number.

                  Our CUSIP number is 161149 10 9.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

                  Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments from the Securities and Exchange Commission, if ever, or on the Bulletin Board Exchange, if qualified. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Market Price.

                  Our common stock is not quoted at the present time.

                  There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We intend to request a broker-dealer to make application to the NASD Regulation, Inc. to have the company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets" or on the Bulletin Board Exchange, if we qualify. The Bulletin Board Exchange will replace the OTC Bulletin Board System and will have higher listing standards than the OTC Bulletin Board System.

                  The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                  For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

                  For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

                  We intend to request a broker-dealer to make application to the NASD Regulation, Inc. to have our securities traded on the OTC Bulletin Board Systems or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets," or either. If the Bulletin Board Exchange has been implemented, the OTC Bulletin Board System is expected to operate simultaneously for six months and we will be required to apply directly to the Bulletin Board Exchange and comply with its then adopted listing standards, if we meet the listing standards.

Dividends.

                  We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

Legal Matters.

                  Certain matters relating to the legality of the common stock offered in this prospectus will be passed upon for us by Ronald J. Stauber, Esq., a member of the California Bar, 1880 Century Park East, Suite 300, Los Angeles, California 90067.

                             EXECUTIVE COMPENSATION

                  No executive compensation has been paid since our inception. We have paid no compensation or consulting fees to our officer or director and we are not a party to any employment agreements. We have made no advances and no advances are contemplated to be made by us to our officer or director. We have no retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors and we do not contemplate implementing any such plans. Sandra J. Andre is now the only person who provides services to us in connection with the implementation of our plan of operation. We do contemplate that any present or future officer and director will be entitled to reimbursement for out of pocket expenditures for activities on our behalf. There are no transactions between us and any third party wherein the purpose of the transaction is to furnish compensation to our officer and director. We do not anticipate any compensation to be paid to any officer and director or to Sandra J. Andre for the fiscal year ended December 31, 2003.


                              FINANCIAL STATEMENTS

                  Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Our company may make future oral or written forward-looking statements which also may be included in documents other than this registration statement that are filed with the Commission.

                  Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS







INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL STATEMENTS                     F-1
________________________________________________________________________________

FINANCIAL STATEMENTS

   Balance Sheets                                                            F-2

   Statements of Income                                                      F-3

   Statements of Stockholder's Equity                                        F-4

   Statements of Cash Flows                                                  F-5

   Notes to Financial Statements                                       F-6 - F-8
________________________________________________________________________________

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Charrette de Cafe, Corp.
Las Vegas, Nevada


I have audited the accompanying balance sheets of Charrette de Cafe, Corp. (A Development Stage Company) as of December 31, 2002, and the related statements of income, stockholders' equity, and cash flows for the period July 8, 2002 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charrette de Cafe, Corp. (A Development Stage Company) as of December 31, 2002 and the results of its operations and cash flows for the period July 8, 2002 (inception) through December 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Kyle L. Tingle, CPA, LLC


February 9, 2003
Henderson, Nevada

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                      December 31,
                                                          2002
                                                      ____________

                                     ASSETS

CURRENT ASSETS
     Cash                                               $ 20,000
                                                        ________
          Total current assets                          $ 20,000
                                                        ________
               Total assets                             $ 20,000
                                                        ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
     Accounts payable                                   $  6,000
     Officers advances (Note 7)                              360
                                                        ________
          Total current liabilities                     $  6,360
                                                        ________


STOCKHOLDER'S EQUITY
     Common stock: $.001 par value;
        authorized 25,000,000 shares;
        issued and outstanding:
        1,000,000 shares at December 31, 2002:          $  1,000
     Additional Paid In Capital                           19,000
     Accumulated deficit during development stage         (6,360)
                                                        ________
          Total stockholder's equity                    $ 13,640
                                                        ________
               Total liabilities and
               Stockholder's equity                     $ 20,000
                                                        ========

                See Accompanying Notes to Financial Statements.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                               STATEMENT OF INCOME


                                                                July 8, 2002
                                                                (inception) to
                                                                December 31,
                                                                2002
                                                                ______________

Revenues                                                          $        0

Cost of revenue                                                            0
                                                                  __________
           Gross profit                                           $        0
General, selling and administrative expenses                           6,360
                                                                  __________
           Operating (loss)                                       $   (6,360)

Nonoperating income (expense)                                              0
                                                                  __________
   Net (loss)                                                     $   (6,360)
                                                                  ==========


   Net (loss) per share, basic
   and diluted (Note 2)                                           $    (0.01)
                                                                  ==========
   Average number of shares
   of common stock outstanding                                     1,000,000
                                                                  ==========


                 See Accompanying Notes to Financial Statements.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY


                                                                     Accumulated
                                                                      (Deficit)
                                    Common Stock       Additional      During
                                ___________________     Paid-In      Development
                                Shares       Amount     Capital         State
                                ______       ______    __________    ___________

Issuance of Common Stock,
   July 31, 2002                1,000,000    $1,000     $19,000     $

Net (loss), December 31, 2002                                        (6,360)

Balance, December 31, 2002      1,000,000    $1,000     $19,000     $(6,360)
                                =========    ======     =======     =======


                 See Accompanying Notes to Financial Statements.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS


                                                        July 8, 2002
                                                       (inception) to
                                                        December 31,
                                                            2002
                                                       ______________

Cash Flows From
Operating Activities
    Net (loss)                                            $ (6,360)
    Adjustments to reconcile net (loss)
       to cash (used in) operating activities:
    Changes in assets and liabilities
    Increase in accounts payable                             6,000
    Increase in officer advances                               360
                                                          ________
         Net cash (used in) operating activities          $      0
                                                          ________
Cash Flows From Investing Activities                      $      0
                                                          ________
Cash Flows From Financing Activities
Issuance of common stock                                    20,000
                                                          ________
         Net cash provided by financing activities        $ 20,000
                                                          ________
         Net increase (decrease) in cash                  $ 20,000

Cash, beginning of period                                 $      0
                                                          ________
Cash, end of period                                       $ 20,000
                                                          ========


                 See Accompanying Notes to Financial Statements.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Charrette De Cafe, Corp. ("Company") was organized July 8, 2002 under the laws of the State of Nevada. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES," is considered a development stage company.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2002.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

REPORTING ON COSTS FOR START-UP ACTIVITIES

Statement of Position 98-5 ("SOP 98-5), "REPORTING ON THE COSTS OF START-UP ACTIVITIES" which provides guidance on the financial reporting of start-up and organization costs, requires most costs of start-up activities and organization costs to be expensed as incurred. With the adoption of SPO 98-5, there has been little to no effect on the Company's financial statements.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2.  STOCKHOLDERS' EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On July 31, 2002, the Company authorized and issued 1,000,000 shares of common stock in consideration of $20,000 in cash.

The Company has not authorized any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "EARNINGS PER SHARE." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 1,000,000 during 2002 and since inception. As of December 31, 2002 and since inception, the Company had no dilutive potential common shares.

NOTE 3.  INCOME TAXES

There is no provision for income taxes for the period ended December 31, 2002, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 2002 is as follows:

         Net operating loss carry forward            $   6,360
         Valuation allowance                         $  (6,360)
                                                        ______
         Net deferred tax asset                      $       0

The net federal operating loss carry forward will expire in 2022. This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 4.  GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash of other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. Until the Company has sufficient operations, the stockholders, officers, and directors have committed to advancing the operating costs of the company.

                            CHARRETTE DE CAFE, CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 5.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The registered agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 7.  OFFICERS ADVANCES

The Company incurred costs of incorporation and other fees prior to the issuance of stock. An officer of the Company has advanced funds on behalf of the Company to pay for these costs. These funds have been advanced interest free.

                                   LITIGATION

                  We are not a party to any litigation and, to the best of our knowledge, none is threatened or anticipated.

                                 BACK COVER PAGE


                        DELIVERY OF PROSPECTUS BY DEALERS

                  Until 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The company's articles of incorporation provide, in paragraph 12, the following:

                  No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                  The company's by laws provide in Article IX as follows:


                  Section 9.1       Right to Indemnification.

                  Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise), in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (hereafter an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon and any federal, state, local or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) [reasonably] incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter "Expenses"); PROVIDED, HOWEVER, that except as to actions to enforce indemnification rights pursuant to Section
                  9.3 of these Bylaws, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right. It is the corporation's intention that these Bylaws provide indemnification in excess of that expressly permitted by the Nevada Revised Statutes, as authorized by the corporation's Articles of Incorporation or by statute.

                  Section 9.2 Authority to Advance Expenses.

                  Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, PROVIDED, HOWEVER, that if required by the Nevada General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured, and no interest shall be charged thereon.

                  Section 9.3 Right of Claimant to Bring Suit.

                  If a claim under Section 9.1 or 9.2 of these Bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                  Section 9.4 Provisions Nonexclusive.

                  The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement or vote shall take precedence

                  Section 9.5 Authority to Insure.

                  The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet any of the conditions set forth in the Nevada Revised Statutes, as amended.

                  Section 9.6 Survival of Rights.

                  The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                  Section 9.7 Settlement of Claims.

                  The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or
                  (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

                  Section 9.8 Effect of Amendment.

                  Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

                  Section 9.9 Subrogation.

                  In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

                  Section 9.10 No Duplication of Payments.

                           The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.


                  Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

                  1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                           (a)      By the stockholders;

                           (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                           (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                           (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                           (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS
                                    78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                  The company has been informed that liability is not eliminated or limited unless the company includes the provision, like it has, in its original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The company has also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. The company has also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority. Further, the company has been advised that the directors and officers will not be able to escape liability for violations of federal and state securities laws.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The other expenses payable by the company in connection with the offering of the securities being registered herein are estimated as follows:

         Securities and Exchange Commission
                  Registration Fee                   $    50.00
         Attorneys' Fees                               6,000.00
         Accounting Fees                                 500.00
         Printing and Engraving                          500.00
         Blue Sky Qualification Fees and Expenses        700.00
         Miscellaneous                                   300.00
         Transfer Agent Fees                             500.00
                                                     __________
                  Total                              $ 8,850.00

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

                  We authorized the sale and our treasurer acknowledged receipt of our securities on July 31, 2002. All of the shares of common stock of the Company issued has been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act.

                  (a)   Securities sold.

                  We authorized the sale and issuance for cash of all of the shares that are outstanding. The Treasurer of the Company acknowledged receipt of the full consideration for the shares on or about July 31, 2002 and the one certificate evidencing said shares were executed and delivered on or about said date. The following is the name of the one issuee and the number of shares purchased.

                       Name                          Number of Shares
                       ____                          ________________

                  Sandra J. Andre                       1,000,000

                  All of our shares of common stock have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to said Act.

                  (b)   Underwriters and other purchasers.

                  There were no underwriters in connection with the sale and issuance of any securities.

                  (c)   Consideration.

                  Each of the shares of stock was originally sold for cash. Sandra J. Andre paid $.02 per share for the shares, we sold and issued 1,000,000 shares and the aggregate consideration received by us was $20,000.

                  (d)   Exemption from Registration Relied Upon.

                  The sale and issuance of the shares of stock was exempt from registration under the Securities Act of 1933, as amended, by virtue of section 4(2) as a transaction not involving a public offering. Sandra J. Andre acquired the shares for investment and not with a view to distribution to the public.

                  All of the shares were issued by us with a restrictive legend regarding transfer and stop-transfer orders were imposed in connection with the issuance. The offering was only made to Sandra J. Andre. She received or had access to information about us, and we believed that the offeree had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risk of the prospective investment, she was a person who was able to bear the economic risk of the investment, and immediately before making the sale, after making a reasonable inquiry, we believed that the offeree had the requisite knowledge and experience to bear the economic risk of the investment, i.e., the offeree could afford to hold the shares for an indefinite period and at the time of the investment, she could afford a complete loss.


ITEM 27 - EXHIBITS

                  Copies of the following documents are filed with this registration statement as exhibits:

                  3.1     Articles of Incorporation.

                  3.2     Bylaws.

                  4.1     Form of certificate evidencing shares of common stock.

                  5.1     Opinion of Counsel.

                 23.1     Accountant's Consent to Use Opinion.

                 23.2     Counsel's Consent to Use Opinion (See 5.1 above).

UNDERTAKINGS

We hereby undertake:

         (1) To file, during any period in which offers or sales are being made post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement, including (but not limited to) the addition of any underwriter;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on March 6, 2003.



CHARRETTE DE CAFE, CORP.



BY: /s/ SANDRA J. ANDRE
    ___________________
        Sandra J. Andre
        President, C.E.O., Secretary & Treasurer